UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 4, 2006 (March 29, 2006)

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22369	77-0394711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Office)	(Zip Code)

(Registrant’s telephone number, including area code)

(408) 570-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2006 the Compensation Committee (the “Committee”) of the Board of Directors of BEA Systems, Inc. (the “Company”) approved stock option grants and restricted stock unit awards to certain named executive officers of the Company. The Committee granted stock options to purchase shares of common stock of the Company to each of the following officers for the number of shares of common stock set forth following their name: Wai M. Wong (165,000), Mark T. Carges (110,000), William M. Klein (145,000), Mark P. Dentinger (165,000) and Jeanne K. Wu (162,500) (collectively, the “Stock Options”). The Stock Options shall each be subject to a one year cliff and four year total vesting period. The Committee also granted restricted stock unit awards to each of the following officers for the number of shares of common stock of the Company upon payment of tax liability set forth following their name: Wai M. Wong (55,000), Mark T. Carges (36,667), William M. Klein (48,333), Mark P. Dentinger (55,000), Jeanne K. Wu (54,167) (collectively, the “Restricted Stock Unit Awards”). The Restricted Stock Unit Awards shall each be subject to twenty-five percent annual vesting for a period of four years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEA SYSTEMS, INC.

	By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer

Date: April 4, 2006